UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013

Saul Centers, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12254	52-1833074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland	20814-6522
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(301) 986-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2013, General Paul X. Kelley resigned from the Board of Directors (the “Board”) of Saul Centers, Inc. (the “Company”), and from the Board’s Audit Committee, citing health reasons. General Kelley’s resignation is not the result of any disagreement with the Company about its operations, policies or practices. Effective upon General Kelley’s departure, the Board’s overall size was reduced from 14 to 13 persons.

Prior to his resignation, General Kelley served as Chairman of the Audit Committee. On July 23, 2013, upon the unanimous recommendation of the Board’s Nominating and Corporate Governance Committee, the Board elected George P. Clancy, Jr. (a current “independent director” as determined by the Board under the New York Stock Exchange’s listing standards) to the Audit Committee and appointed him Chairman thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.

By:	/s/ Thomas H. McCormick
Name:	Thomas H. McCormick
Title:	President

Dated: July 23, 2013